Exhibit 99.1

February 28, 2018

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Approved for Listing on the Nasdaq Capital Market

Trading Will Begin with the Market Opening on March 5, 2018

Dunmore, PA, February 28, 2018 - FNCB Bancorp, Inc. (OTCQX: FNCB), parent company of FNCB Bank, today announced it has received approval to list its shares of common stock for trading on The Nasdaq Capital Market® (“Nasdaq”). FNCB expects that its shares of common stock will begin trading on Nasdaq under the symbol “FNCB,” effective with the opening of the market on Monday, March 5, 2018. FNCB’s shares of common stock, which have been trading on the OTCQX Marketplace (the “OTCQX”) since February 17, 2015, will continue to trade on the OTCQX under the symbol “FNCB” until the market closes on Friday, March 2, 2018.

“Making the transition to Nasdaq is another important step documenting FNCB’s success story over recent years,” stated Gerard A. Champi, President and Chief Executive Officer. “The move will assist us in achieving our ongoing objective to create and enhance value for our shareholders. We believe moving to Nasdaq will provide greater visibility for our stock, increase trading liquidity for shareholders and allow for more efficient access, when necessary, to the public and private capital markets to support the continued growth of our institution.”

About FNCB Bancorp, Inc.

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 100 years, FNCB Bank continues as Northeastern Pennsylvania's premier community bank — offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB remains dedicated to the communities they serve with an on-going mission to be: Simply a better bank™. For more information on the BauerFinancial 5-Star rated FNCB, visit www.fncb.com.

INVESTOR CONTACT:
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer
FNCB Bank
(570) 348-6419
james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business; the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2016.